UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
__________________________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

April 4, 2008

Summit Financial Group, Inc.

(Exact name of registrant as specified in its charter)

                              West Virginia                                                          No. 0-16587                                                        55-0672148
                   (State or other jurisdiction of                                     (Commission File Number)                                        (I.R.S. Employer
                                                       incorporation or organization)                                                                                                                          Identification No.)

300 North Main Street
Moorefield, West Virginia 26836
(Address of Principal Executive Offices)

(304) 530-1000
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 – Registrant’s Business and Operations

Item 1.02 Termination of a Material Definitive Agreement

On April 4, 2008, Summit Financial Group, Inc. (“Summit”) terminated the Agreement and Plan of Reorganization by and between Summit and Greater Atlantic Financial Corp. dated April 12, 2007, as amended December 6, 2007 (the “Agreement”).  Under the Agreement, Summit would have paid approximately $5.10 per share (valued as of April 4, 2008) in a combination of cash and stock for all of the issued and outstanding shares of Greater Atlantic Financial Corp.  Summit terminated the Agreement pursuant to Section 9.01(c) which provides that either party may terminate the Agreement if it is not consummated by March 31, 2008.

Section 9 – Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits

(d) Exhibits 99.1	Press Release, dated April 9, 2008, issued by Summit Financial Group, Inc. announcing termination of agreement to acquire Greater Atlantic Financial Corp.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUMMIT FINANCIAL GROUP, INC.

Date:  April 10, 2008                                                                           By:            /s/  Julie R. Cook
Julie R. Cook
Vice President &
Chief Accounting Officer